EXHIBIT 3.i

CERTIFICATE OF INCORPORATION

OF

CANANDAIGUA NATIONAL CORPORATION

(Under Section 402 of the Business Corporation Law)

The undersigned incorporator, a natural person over the age of eighteen years, in order to form a corporation under the Business Corporation Law of the State of New York, certifies as follows:

1.

Name.

The name of the corporation is Canandaigua National Corporation (herein called the "Corporation").

2.

Purposes.

Subject to any limitation provided in the Business Corporation Law or any other statute of the State of New York, and except as otherwise specifically provided in this Certificate, the purposes for which the Corporation is formed are:

2.1

To act as a bank holding company, with all of the rights, powers and privileges, and subject to all of the limitations, specified in any applicable state or federal legislation from time to time in effect;

2.2

To engage in any other lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Corporation shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

3.

Office.

The office of the Corporation is to be located in the City of Canandaigua, County of Ontario, State of New York.

4.

Number of Shares.

The aggregate number of shares which the Corporation shall have authority to issue is: One Hundred Twenty Thousand (120,000), all of which shall be common shares of the par value of Fifty Dollars ($50.00) each.

5.

Designation of Secretary of State: Mailing Address.

The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is:

72 South Main Street

Canandaigua, New York  14424

ATTN:  George W. Hamlin, IV

6.

Duration.

The duration of the Corporation is to be perpetual.

7.

Cumulative Voting Rights.

Cumulative voting rights shall not exist with respect to the election of directors.

8.

Opposition of Tender (or other offer).

8.1

The Board of Directors may, if it deems it advisable, oppose a tender, or other offer for the corporation's securities, whether the offer is in cash or in securities of a corporation or otherwise.  When considering whether to oppose an offer, the Board of Directors may, but it is not legally obligated to, consider any pertinent issues; by way of illustration, but not of limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following:

(1)

Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation.

(2)

Whether a more favorable price could be obtained for the corporation's securities in the future.

(3)

The impact which an acquisition of the corporation would have on its employees, depositors and customers of the corporation and its subsidiaries in the community which they serve.

(4)

The reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock.

(5)

The value of the securities, if any, which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered.

(6)

Any antitrust or other legal and regulatory issues that are raised by the offer.

8.2

If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose including, but not limited to, any and all of the following:  advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the   authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

9.

Classification of Directors.

The Board of Directors of the Corporation shall be divided into three classes, the respective terms of office of which shall end in successive years.  The number of directors in each class shall be specified in the Bylaws and shall be nearly as equal as possible.  Unless they are elected to fill vacancies, the directors in each class shall be elected to hold office until the third successive annual meeting of shareholders after their election and until their successors shall have been elected and qualified.  At each annual meeting of shareholders the directors of only one class shall be elected, except directors who may be elected to fill vacancies.

10.

Filling of Vacancies in Board of Directors Caused by Increase in Number of Directors.

Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors.  The Board of Directors shall specify the class in which a director so elected shall serve.  Any director elected by the Board of Directors shall hold office only until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, notwithstanding that the term of office of the other directors in the class of which he is a member does not expire at the time of such meeting.  His successor shall be elected by the shareholders to a term of office which shall expire at the same time as the term of office of the other directors in the class to which he is elected.

11.

Preemptive Rights.

No holder of shares of any class or of any series of any class shall have any preemptive right to subscribe for, purchase or receive any shares of the corporation, whether now or hereafter authorized, or any obligations or other securities convertible into or carrying options to purchase any such shares of the corporation, or any options or rights to purchase any such shares or securities, issued or sold by the corporation for cash or any other form of consideration, and any such shares, securities or rights may be issued or disposed of by the Board of Directors to such persons and on such terms as the Board in its discretion shall deem advisable.

12.

Indebtedness.

The corporation shall have authority to borrow money and the Board of Directors, without the approval of the shareholders and acting within their sole discretion, shall have the authority to issue debt instruments of the corporation upon such terms and conditions and with such limitation as the Board of Directors deems advisable.  The authority of the Board of Directors shall include, but not be limited to, the power to issue convertible debentures.

13.

Indemnification.

Every person who is or was a director, officer, employee, or agent of the corporation, or of any Corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the Corporation, or of such other Corporation, whether or not he is a director, officer, employee or agent of the Corporation or such other Corporation at the time the expenses or liabilities are incurred.

14.

Shareholder Action.

No merger, consolidation, liquidation or dissolution of the Corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation shall be valid unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock.  This Article 14. may not be amended unless first approved by the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Common Stock.

IN WITNESS WHEREOF, the undersigned incorporators subscribe this Certificate and affirm it as true under the penalties of perjury on this 10th day of October, 1984.

/s/Arthur S. Hamlin

Arthur S. Hamlin

29 Gibson Street

Canandaigua, NY  14424

/s/Frank H. Hamlin

Frank H. Hamlin

5737 Seneca Point Road

Naples, NY  14512

/s/George W. Hamlin, IV

George W. Hamlin, IV

47 Gibson Street

Canandaigua, NY  14424

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION OF

CANANDAIGUA NATIONAL CORPORATION

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)

The name of the corporation is:

CANANDAIGUA NATIONAL CORPORATION

(2)

The Certificate of Incorporation was filed at the Department of the State of New York on the 31st day of October, 1984.

(3)

The Certificate of Incorporation is hereby amended to effect a change in paragraph Four (4) of the Certificate of Incorporation which is the authorized stock of the corporation.

Paragraph Four (4) of the Certificate of Incorporation is hereby amended to effect a change in the aggregate number of shares the corporation has the authority to issue.

The Corporation is currently authorized to issue 120,000 shares of common stock at $50.00 par value.  Of the currently authorized 120,000 shares 80,415 are issued and 39,585 are unissued.  The 80,415 issued shares will be changed into 160,830 shares of common stock with $25.00 par value at a rate of 2 new shares for every one old share.  The 39,585 unissued shares will be changed into 79,170 shares of common stock with $25.00 par value at a rate of two new shares for every one old share.

Paragraph Four (4) of the Certificate of Incorporation is hereby amended to read as follows:

(4)

The aggregate number of shares which the corporation shall have the authority to issue is 240,000 shares at $25.00 par value.

(5)

The amendment to the Certificate of Incorporation was authorized by vote of the Board of Director(s) followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 21st day of June, 1993 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

s/George W. Hamlin, IV

s/Robert G. Sheridan

George W. Hamlin, IV, President

Robert G. Sheridan, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION OF

CANANDAIGUA NATIONAL CORPORATION

Under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)

The name of the corporation is:

CANANDAIGUA NATIONAL CORPORATION

(2)

The Certificate of Incorporation was filed at the Department of State of the State of New York on the 31st day of October, 1984.

(3)

The Certificate of Incorporation is hereby amended to effect a change in paragraph Four (4) of the Certificate of Incorporation which is the authorized stock of the corporation.

Paragraph Four (4) of the Certificate of Incorporation is hereby amended to effect a change in the aggregate number of shares the corporation has the authority to issue.

The Corporation is currently authorized to issue 240,000 shares of common stock at $25.00 par value.  Of the currently authorized 240,000 shares, 160,830 are issued and 79,170 are unissued.  The par value of both the issued and unissued shares will be increased to $50.00.

Paragraph Four (4) of the Certificate of Incorporation is hereby amended to read as follows:

“(4) The aggregate number of shares which the corporation shall have the authority to issue is 240,000 shares at $50.00 par value.”

(4)

The amendment to the Certificate of Incorporation was authorized by vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 10th day of August, 1993 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.

s/ George W. Hamlin, IV

s/Robert G. Sheridan

George W. Hamlin, IV, President

Robert G. Sheridan, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CANANDAIGUA NATIONAL CORPORATION

Under Section 805 of the Business Corporation Law

FIRST:  The name of the corporation is:  Canandaigua National Corporation

SECOND:  The date of filing of the certificate of incorporation with the Department of State was:  October 31, 1984

THIRD:  The amendment effected by this certificate of amendment is as follows:

The corporation is currently authorized to issue 240,000 shares of common stock at $50.00 par value.  Of the currently authorized 240,000 shares 162,208 are issued and 77,792 are unissued.  The 162,208 issued shares will be changed into 486,624 shares of common stock with $20.00 par value at a rate of 3 new shares for every one old share.  The 77,792 unissued shares will be changed into 1,513,376 shares of common stock with $20.00 par value at the rate of 19,454 new shares of every old share.

Paragraph Four (4) of the Certificate of Incorporation relating to authorized stock of the corporation is hereby amended to read in its entirety as follows:

4.  Number of Shares.  The aggregate number of shares which the Corporation shall have authority to issue is:  Two Million (2,000,000), all of which shall be common shares of the par value of Twenty Dollars ($20.00) each.

FOURTH:  The certificate of amendment was authorized by the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed this 29th day of March, 2002 by the undersigned.

s/George W. Hamlin, IV

            George W. Hamlin, IV

President & CEO

Attest:

s/Robert G. Sheridan

Robert G. Sheridan, Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION OF

CANANDAIGUA NATIONAL CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, being the President of Canandaigua National Corporation (the “Corporation”), hereby certifies that:

1.

The name of the Corporation is Canandaigua National Corporation.

2.

The certificate of incorporation of the Corporation was filed with the Department of State of the State of New York on October 31, 1984.

3.

Paragraph “4” of the Certificate of Incorporation, relating to the aggregate number of shares which the Corporation shall have the authority to issue is amended so as to increase the number of authorized shares from Two Million (2,000,000) shares to Four Million (4,000,000) shares, to increase the number of authorized shares of common stock, and to create a new class of preferred shares.

4.

To effect the foregoing amendment which is authorized by the Business Corporation Law, Paragraph “4” of the Corporation’s Certificate of Incorporation is deleted in its entirety and amended to read as follows:

“4.1.

Authorized Shares. The Corporation is authorized to issue two classes of shares to be designated, respectively, common stock and Preferred Stock.  The total number of shares of all classes of stock that the Corporation is authorized to issue is Eight Million (8,000,000).  The total number of shares of common stock that the Corporation shall have authority to issue is Four Million (4,000,000) having a par value of $20.00 per share.   The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Four Million (4,000,000) having a par value of $0.01 per share.  The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of holders of Preferred Stock as a class, except to the extent that any such vote may be required by the terms of any series of Preferred Stock.

4.2.

Preferred Stock.  The shares of Preferred Stock may be issued from time to time in one or more series.  Each holder of shares of Preferred Stock shall be entitled to such number of votes for each share of Preferred Stock held by such holder as shall be fixed by the Board of Directors prior to the issuance thereof.  The Board of Directors is hereby authorized to fix and determine by resolution or resolutions the number of shares of each series of Preferred Stock and the designation thereof; the voting and other powers, preferences and relative, participating, optional or other special rights, including the number of votes per share; and such qualifications, limitations or restrictions on any such powers, preferences and rights as shall be stated in the resolution or resolutions providing for the issuance of the series.  The authority of the Board of Directors with respect to each series of shares shall include, without limitation, the determination, in accordance with the New York Business Corporation Law and to the full extent permitted thereby, of all aspects of any dividend rights, dividend rates, conversion rights and terms, exchange rights and terms, voting rights (including the number of votes per share under various conditions), redemption rights and terms (including any sinking fund provisions, redemption price or prices and terms) and rights in the event of liquidation, dissolution or distribution of assets.”

5.

The amendment to the Certificate of Incorporation effected hereby was authorized by vote of the Board of Directors of the Corporation and by the affirmative vote of the holders of all the outstanding shares of stock of the Corporation entitled to vote thereon at a meeting of the shareholders.

IN WITNESS WHEREOF, the undersigned has signed this Certificate this 13th day of April, 2011.

/s/ Frank H. Hamlin, III

Name: Frank H. Hamlin, III

Title: President